Exhibit 99

Acreage Holdings Reports Second Quarter 2022 Financial Results
Marked 6th consecutive quarter of positive Adjusted EBITDA* with sequential improvement of 20% quarter-over-quarter

Continued solid revenue growth with a 39% increase year-over-year and an 8% increase quarter-over-quarter to $61.4 million for Q2 2022

New York, August 8, 2022 - Acreage Holdings, Inc. (“Acreage” or the “Company”) (CSE: ACRG.A.U, ACRG.B.U) (OTCQX: ACRHF, ACRDF), a vertically integrated, multi-state operator of cannabis cultivation and retailing facilities in the U.S., today reported its financial results for the second quarter ended June 30, 2022 (“Q2 2022”).

Second Quarter 2022 Financial Highlights
•Consolidated revenue was $61.4 million for Q2 2022, an increase of 39% year-over-year.
•Gross margin of 50% compared to 52% in Q1 2022, and 54% in Q2 2021.
•Adjusted EBITDA* was $10.4 million in Q2 2022, compared to $8.1 million in Q2 2021, and $8.6 million in Q1 2022. Adjusted EBITDA* as a percentage of consolidated revenue was 16.9% for the second quarter of 2022.
Second Quarter 2022 Operational Highlights
•One of an inaugural group of cannabis operators to commence adult-use operations in New Jersey, with various products from The Botanist now available to adult-use consumers at the Company’s Egg Harbor Township and Williamstown dispensaries in southern New Jersey.
•Completed the first phase of expansion on the Company’s cultivation facility in Syracuse, New York, positioning Acreage to further support wholesale demand in the existing medical market in addition to preparing for the impending launch of adult-use sales.
•Completed the sale of the Company’s cultivation and processing facility in Medford, Oregon, for total consideration of $2.0 million, and closed its dispensary in Powell, Oregon.
•Strengthened operations with the consolidation and conversion of the Company’s dispensary in Brewer, Maine, to adult-use.
Subsequent Events
•Launched the sale of whole flower in New York under the state’s strict microbial testing regulations, making Acreage one of the only producers in the state with the capability to supply non-remediated whole flower to the market.
•Concluded operations in Oregon with the completion of the sale of the Company’s four Oregon retail dispensaries branded as Cannabliss & Co.

Management Commentary
“We were thrilled to execute on a significant milestone with the launch of adult-use sales in the state of New Jersey during the second quarter,” said Peter Caldini, CEO of Acreage. “The initial performance of our retail stores during the roll-out has been strong, and we believe there is an even bigger opportunity to further optimize our cultivation and wholesale capabilities to serve this growing market. We are working diligently to improve our New Jersey cultivation and processing operations to take advantage of the market opportunities that are available to us.”
Mr. Caldini continued, “With the additional contributions from New Jersey, as well as our recently acquired operations in Ohio, we saw overall revenue growth of 39%, which has led to our sixth consecutive quarter of positive Adjusted EBITDA. This track record of success continues to demonstrate the strong impact our disciplined strategy has had on both our financial and operating performance.”
Mr. Caldini concluded, “With the conclusion of our operations in Oregon following the end of the quarter, we are in a more favorable position to drive development in our core markets, where we see the best opportunity to foster long-term growth and enhance shareholder value. During the latter half of the year, we will continue our preparation for pending adult-use sales in these developing Northeastern markets, such as New York and Connecticut, in addition to strengthening our presence in New Jersey."

Q2 2022 Financial Summary
(in thousands)

	Three Months Ended June 30,		YoY% Change	Three Months Ended March 31, 2022	QoQ% Change
	2022	2021
Consolidated Revenue	$61,351	$44,217	39%	$56,879	8%
Gross Profit	30,614	23,875	28%	29,510	4%
% of revenue	50%	54%		52%

Total operating expenses	27,304	30,632	(11)%	32,232	(15)%
Net loss	(10,603)	(3,306)		(13,911)
Net loss attributable to Acreage	(9,929)	(2,553)		(12,694)
Adjusted EBITDA*	10,385	8,086	28%	8,627	20%
Total revenue for Q2 2022 was $61.4 million, an increase of $17.1 million or 39% compared to Q2 2021. The year-over-year growth was primarily driven by the acquisition of operations in Ohio as well as the commencement of adult-use sales in New Jersey, which was somewhat offset by declines within the Company’s operations that were held for sale. Additionally, total revenue for Q2 2022 improved sequentially by $4.5 million or 8% compared to the first quarter. Excluding the Company’s Oregon operations. which are not considered core, however, revenue for the three months ended June 30, 2022, increased by 9% on a sequential basis as the Company was able to overcome challenges associated with industry pricing pressures which negatively impacted revenues.
Total gross profit for Q2 2022 was $30.6 million, an increase of $6.7 million or 28% compared to Q2 2021, driven by an increase in revenue. Total gross margin was 50% in Q2 2022 compared to 54% in the second quarter of 2021, as efficiencies gained from further economies of scale were unable to offset overall selling price declines and cost increases due to inflation.

Total operating expenses for Q2 2022 decreased by $3.3 million, or 11%, to $27.3 million, from Q2 2021. Increases in compensation and general and administrative expenses were more than offset by reductions in equity-based compensation expense, losses on notes receivable and depreciation and amortization expenses.

Adjusted EBITDA* for the second quarter of 2022 increased to $10.4 million, a 28% improvement compared to Adjusted EBITDA* of $8.1 million in the second quarter of 2021 and a 20% improvement from Adjusted EBITDA* of $8.6 million in the first quarter of 2022. Adjusted EBITDA from core operations*, which excludes markets where Acreage has entered into definitive agreements to exit and start-up ventures such as beverages and CBD, was $10.9 million, indicating the Company's core markets are still being negatively impacted by its non-core operations. Consolidated EBITDA* for the second quarter of 2022 was $7.1 million, compared to a consolidated EBITDA* of $6.7 million in the previous year's comparable period.

Net loss attributable to Acreage for Q2 2022 was $(9.9) million, compared to $(2.5) million in the second quarter of 2021.

Balance Sheet and Liquidity
Acreage ended the quarter with $29.3 million in cash and cash equivalents. As of June 30, 2022, $100.0 million was drawn under the Credit Facility entered in the fourth quarter of 2021. A further $50.0 million is available in future periods under a committed accordion option once certain, predetermined milestones are achieved. Acreage intends to use the proceeds of the Credit Facility to fund expansion initiatives, repay existing debt, and provide additional working capital.

Earnings Call
Management will host a conference call on August 9, 2022, at 10:00 a.m. ET to discuss the results in detail.

Webcast:	Click here
Dial-in:	Canada - 1-833-950-0062 (toll-free) or 1-226-828-7575 US - 1-844-200-6205 (toll-free) or 1-646-904-5544 International - +1-929-526-1599
Conference ID:	625586
The webcast will be archived and can be accessed via Acreage’s website at investors.acreageholdings.com.
About Acreage Holdings, Inc.
Acreage is a multi-state operator of cannabis cultivation and retailing facilities in the U.S., including the Company’s national retail store brand, The Botanist. With its principal address in New York City, Acreage’s wide range of national and regionally available cannabis products include the award-winning The Botanist brand, craft brand Superflux, the Tweed brand, the Prime medical brand in Pennsylvania, the Innocent brand in Illinois and others. Acreage also owns Universal Hemp, LLC, a hemp subsidiary dedicated to the distribution, marketing and sale of CBD products throughout the U.S. Since its founding in 2011, Acreage has focused on building and scaling operations to create a seamless, consumer-focused, branded experience. Learn more at www.acreageholdings.com and follow us on Twitter, LinkedIn, Instagram, and Facebook.

Forward Looking Statements
This news release and each of the documents referred to herein contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and United States securities legislation, respectively. All statements, other than statements of historical fact, included herein are forward-looking information. Often, but not always, forward-looking statements and information can be identified by the use of words such as “plans”, “expects” or “does not expect”, “is expected”, “estimates”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved.
Forward-looking statements or information involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of Acreage or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements or information contained in this news release. Risks, uncertainties and other factors involved with forward-looking information could cause actual events, results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking information, including, but not limited to financing and liquidity risks, and the risks disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, dated March 11, 2022 and the Company’s other public filings, in each case filed with the SEC on the EDGAR website at www.sec.gov and with Canadian securities regulators and available on the issuer profile of Acreage on SEDAR at www.sedar.com. Although Acreage has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.
Although Acreage believes that the assumptions and factors used in preparing the forward-looking information or forward-looking statements in this news release are reasonable, undue reliance should not be placed on such information and no assurance can be given that such events will occur in the disclosed time frames or at all. The forward-looking information and forward-looking statements included in this news release are made as of the date of this news release and Acreage does not undertake any obligation to publicly update such forward-looking information or forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.
Neither the Canadian Securities Exchange nor its Regulation Service Provider has reviewed and does not accept responsibility for the adequacy or accuracy of the content of this news release.
For more information, contact:
Steve Goertz
Chief Financial Officer
investors@acreageholdings.com
Courtney Van Alstyne
MATTIO Communications
ir@mattio.com

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Financial Position
US$ (thousands)	June 30, 2022	December 31, 2021
	(unaudited)	(audited)
ASSETS
Cash and cash equivalents	$29,235	$43,180
Restricted cash	95	1,098
Accounts receivable, net	8,991	8,202
Inventory	52,553	41,804
Notes receivable, current	4,508	7,104
Short-term investments	3,403	—
Assets held-for-sale	3,905	8,952
Other current assets	3,417	2,639
Total current assets	106,107	112,979

Long-term investments	34,672	35,226
Notes receivable, non-current	26,242	27,563
Capital assets, net	138,697	126,797
Operating lease right-of-use assets	21,258	24,598
Intangible assets, net	119,303	119,695
Goodwill	43,534	43,310
Other non-current assets	3,379	1,383
Total non-current assets	387,085	378,572
TOTAL ASSETS	$493,192	$491,551

LIABILITIES AND MEMBERS’ EQUITY
Accounts payable and accrued liabilities	$23,908	$23,861
Taxes payable	21,326	24,572
Interest payable	3,454	1,432
Operating lease liability, current	2,244	2,145
Debt, current	7,363	1,583
Non-refundable deposits on sale	250	1,000
Liabilities related to assets held for sale	1,324	1,867
Other current liabilities	10,844	10,333
Total current liabilities	70,713	66,793

Debt, non-current	194,177	169,151
Operating lease liability, non-current	20,801	24,255
Deferred tax liability	26,215	27,082
Other liabilities	1,250	—
Total non-current liabilities	242,443	220,488
TOTAL LIABILITIES	313,156	287,281

Members' equity	175,939	197,267
Non-controlling interests	4,097	7,003
TOTAL MEMBERS’ EQUITY	180,036	204,270

TOTAL LIABILITIES AND MEMBERS' EQUITY	$493,192	$491,551

US GAAP FINANCIAL HIGHLIGHTS (UNAUDITED)

US GAAP Statements of Operations
US$ (thousands)	Q2'22	Q2'21	YTD'22	YTD'21
Retail revenue, net	$46,685	$28,396	$88,112	$54,243
Wholesale revenue, net	14,360	15,541	29,532	25,557
Other revenue, net	306	280	586	2,810
Total revenues, net	61,351	44,217	118,230	82,610
Cost of goods sold, retail	(23,466)	(14,051)	(44,234)	(27,133)
Cost of goods sold, wholesale	(7,271)	(6,291)	(13,872)	(10,980)
Total cost of goods sold	(30,737)	(20,342)	(58,106)	(38,113)
Gross profit	30,614	23,875	60,124	44,497

OPERATING EXPENSES
General and administrative	8,922	5,384	17,309	14,602
Compensation expense	12,579	11,175	26,774	21,537
Equity-based compensation expense	1,655	6,981	5,814	13,023
Marketing	964	397	1,661	409
Impairments, net	329	—	2,467	818
Loss on notes receivable	—	1,726	—	1,726
Write down (recovery) of assets held-for-sale	—	—	874	(8,616)
Loss on legal settlements	(310)	312	(335)	322
Depreciation and amortization	3,165	4,657	4,972	5,626
Total operating expenses	27,304	30,632	59,536	49,447

Net operating income (loss)	3,310	(6,757)	588	(4,950)

Income (loss) from investments, net	(996)	(1,122)	137	(1,266)
Interest income from loans receivable	365	1,593	782	3,058
Interest expense	(5,520)	(5,595)	(10,301)	(10,452)
Other loss, net	286	9,311	276	7,745
Total other loss	(5,865)	4,187	(9,106)	(915)

Loss before income taxes	(2,555)	(2,570)	(8,518)	(5,865)

Income tax expense	(8,048)	(736)	(15,996)	(6,082)

Net loss	(10,603)	(3,306)	(24,514)	(11,947)

Less: net loss attributable to non-controlling interests	(674)	(753)	(1,891)	(1,586)

Net loss attributable to Acreage Holdings, Inc.	$(9,929)	$(2,553)	$(22,623)	$(10,361)

Net loss per share attributable to Acreage Holdings, Inc. - basic and diluted:	$(0.09)	$(0.02)	$(0.21)	$(0.10)

Weighted average shares outstanding - basic and diluted	108,230	104,853	107,569	103,605

*NON-GAAP MEASURES, RECONCILIATION AND DISCUSSION (UNAUDITED)
This release includes Adjusted EBITDA, which is a non-GAAP performance measure that we use to supplement our results presented in accordance with U.S. GAAP. The Company uses Adjusted EBITDA to evaluate its actual operating performance and for planning and forecasting future periods. The Company believes that the adjusted results presented provide relevant and useful information for investors because they clarify the Company’s actual operating performance, make it easier to compare our results with those of other companies and allow investors to review performance in the same way as our management. Since these measures are not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, net loss or our other reported results of operations as reported under U.S. GAAP as indicators of our performance, and they may not be comparable to similarly named measures from other companies.
The Company defines Adjusted EBITDA as net income before interest, income taxes and, depreciation and amortization and excluding the following: (i) income from investments, net (the majority of the Company's investment income relates to remeasurement to fair value of previously-held interests in connection with our roll-up of affiliates, and the Company expects income from investments to be a non-recurring item as its legacy investment holdings diminish), (ii) equity-based compensation expense, (iii) non-cash impairment losses, (iv) transaction costs and (v) other non-recurring expenses (other expenses and income not expected to recur).

Reconciliation of GAAP to Non-GAAP Measures
US$ (thousands, except per share amounts)	Q2'22	Q2'21	YTD'22	YTD'21
Net loss (GAAP)	$(10,603)	$(3,306)	$(24,514)	$(11,947)
Income tax expense	8,048	736	15,996	6,082
Interest expense (income), net	5,155	4,002	9,519	7,394
Depreciation and amortization	4,456	5,272	7,347	6,794
EBITDA (non-GAAP)*	$7,056	$6,704	$8,348	$8,323
Adjusting items:
Loss (income) from investments, net	996	1,122	(137)	1,266
Impairments, net	134	—	2,090	818
Loss on extraordinary events	194	—	376	—
Loss on notes receivable	—	1,726	—	1,726
Write down (recovery) of assets held-for-sale	—	—	874	(8,616)
Equity-based compensation expense	1,655	6,981	5,814	13,023
Legal settlements, net	(310)	312	(335)	322
Gain on business divestiture	(292)	(11,682)	(296)	(11,682)
Other non-recurring expenses	952	2,923	2,278	4,501
Adjusted EBITDA (non-GAAP)*	$10,385	$8,086	$19,012	$9,681